                                                                      EXHIBIT 11

                      ATALANTA/SOSNOFF CAPITAL CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)

                                                          THREE MONTHS ENDED                        NINE MONTHS ENDED
                                                             SEPTEMBER 30,                             SEPTEMBER 30,
                                                          ------------------                        ------------------
                                                        1998               1997                  1998                1997
                                                        ----               ----                  ----                ----
PRIMARY:
     Earnings:
     Net income                                     $2,438,750          $1,746,076            $6,113,226         $7,583,550
                                                    ==========          ==========            ==========         ==========

Weighted average common shares
  outstanding                                        9,587,401           8,930,336             9,587,401          8,852,145

Add - common stock equivalents
  from in the money options                              8,831             113,344                14,653             39,844
                                                         -----             -------                ------             ------

Dilutive weighted average common
 shares outstanding                                  9,596,232           9,043,680             9,602,054          8,891,989
                                                     =========           =========             =========          =========

Earnings per common share - basic                        $0.25               $0.20                 $0.64              $0.86
                                                         =====               =====                 =====              =====

Earnings per common share - diluted                      $0.25               $0.19                 $0.64              $0.85
                                                         =====               =====                 =====              =====

Antidilutive options                                   200,000             -------               200,000            -------
                                                       =======             =======               =======            =======



     See Note 5 of the Notes to Condensed Consolidated Financial Statements


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